UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2019

CEL-SCI CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado	01-11889	84-0916344
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8229 Boone Boulevard, Suite 802
Vienna, Virginia 22182
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:      (703) 506-9460

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVM	NYSE American

Item 5.07.  Submission of Matters to a Vote of Securities Holders.

The annual meeting of CEL-SCI’s shareholders was held on May 20, 2019. At the meeting the following persons were elected as directors for the upcoming year:

	Votes		Broker
Name	For	Against	Non-Votes

Geert R. Kersten	8,412,320	414,263	13,580,049
Peter R. Young	8,379,723	446,860	13,580,049
Bruno Baillavoine	8,486,037	340,546	13,580,049
Robert Watson	8,452,841	373,742	13,580,049
At the meeting the following were approved by CEL-SCI’s shareholders:

(1)
the adoption of CEL-SCI’s 2019 Non-Qualified Stock Option Plan which provides that up to 3,000,000 shares of common stock may be issued upon the exercise of options granted pursuant to the Plan;

(2)
the adoption of CEL-SCI’s 2019 Stock Compensation Plan which provides that up to 500,000  shares of common stock may be issued pursuant to the Plan; and

(3)
the appointment of BDO USA, LLP as CEL-SCI’s independent registered public accounting firm for the fiscal year ending September 30, 2019.

The following is a tabulation of votes cast with respect to proposals 1, 2, and 3:

	Votes			Broker
Proposal	For	Against	Abstain	Non-Votes

(1)	6,871,004	1,896,529	59,050	13,580,049
(2)	7,254,753	1,501,925	69,905	13,580,049
(3)	22,189,280	145,861	71,491	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEL-SCI CORPORATION

Date: May 20, 2019	By:	/s/ Patricia B. Prichep
Patricia B. Prichep
Senior Vice President of Operations